Exhibit 10.4

September 7, 2021

Jane Gross

4258 NE 74th St.

Seattle, WA 98115

Re:Amendment to Confidential Executive Transition Services Agreement

Dear Jane:

You entered into a Confidential Executive Transition Services Agreement with Aptevo Therapeutics Inc. (“Aptevo”) on August 25, 2021 (“Agreement”), pursuant to which your Separation Date was defined as September 14, 2021.  You have requested an amendment to your Agreement (“Amendment”) to change your Separation Date from September 14, 2021 to September 17, 2021 and we have agreed to make that change.  The parties hereby agree that the Separation Date set forth in Section 1 of the Agreement is changed to September 17, 2021.

Except as modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its original terms and provisions.  Capitalized terms used but not defined in this Amendment shall have the same meanings ascribed to them in the Agreement.  This Amendment may be executed by the parties in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.  Signature of this Amendment, unless otherwise stipulated herein, may be by electronic means using digital signature technology (such as Adobe) and will have the same validity and effect as a hand-written signature. Signed counterparts may be delivered by mail, facsimile or electronically in Portable Document Format (.pdf), each of which shall be binding when sent.  Each party hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by or on behalf of such party.

Sincerely,

Marvin White

President & Chief Executive Officer

2401 4th Avenue, Suite 1050, Seattle WA 98121 |  t 206.838.5000  | f 206.838.0503  |  aptevotherapeutics.com  |  1

Understood and Agreed:

/s/ Jane Gross
Jane Gross, Ph.D.

9/17/2021
Date

2401 4th Avenue, Suite 1050, Seattle WA 98121 |  t 206.838.5000  | f 206.838.0503  |  aptevotherapeutics.com  |  2